EXHIBIT 10.14
AMENDMENT 1 TO EMPLOYMENT AGREEMENT
     This Amendment 1 to Employment Agreement (this “Amendment”), dated as of March 8, 2012 (the “Effective Date”), is between C. Glynn Quattlebaum (“Employee”) and Regional Management Corp., a Delaware corporation (the “Corporation”) and amends that certain Employment agreement dated as of March 21, 2007 (the “Original Agreement”) between Employee and the Corporation. In consideration for the mutual covenants set forth in this Amendment, Employee and the Corporation hereby agree as follows:
     1. Definitions. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meaning ascribed to such terms in the Original Agreement. From and after the effectiveness of this Amendment, the term “Agreement” shall mean the Original Agreement as amended by this Amendment.
     2. Extension of Term. The first sentence of Section 2.1 of the Original Agreement is hereby deleted and replaced in its entirety with the following sentence: “This Agreement and Employee’s employment hereunder will commence on the Effective Date and terminate on March 21, 2017 (the “Employment Term”), unless sooner terminated in accordance with Section 2.7.”
     3. No Further Amendments. Except to the extent amended by this Amendment, the Original Agreement remains in full force and effect and unamended hereby. This Amendment shall constitute part of the Agreement.
     4. Counterparts. This Amendment may be executed in multiple counterparts, each of which may bear the signature of one or more parties hereto but which together shall constitute but a single instrument. A copy of the Amendment bearing a facsimile, photostatic, PDF or other copy of the signatures of a party hereto shall be as valid for all purposes as a copy of this Amendment bearing that party’s original signature.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
REGIONAL MANAGEMENT CORP.

By:	/s/ Thomas F. Fortin
Name:	Thomas F. Fortin
Title:	CEO
/s/ C. Glynn Quattlebaum

C. Glynn Quattlebaum